Exhibit 10.1

FORM OF WARRANT AMENDMENT AND EXERCISE AGREEMENT
This Warrant Amendment and Exercise Agreement (this “Agreement”), dated as of April 12, 2023, is by and between Ring Energy, Inc., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
WHEREAS, the Holder beneficially owns warrants to purchase shares of Common Stock with an exercise price of $0.80 per share that are exercisable until October 29, 2025, as set forth on the Holder’s signature page hereto (the “2020 Warrants”);
WHEREAS, in order to induce the Holder to fully exercise the 2020 Warrants, the Company and the Holder desire to amend the 2020 Warrants to reduce the exercise price thereof to $0.62 per share (the “Amended Exercise Price”), provided that the 2020 Warrants are exercised in full on or before April 12, 2023; and
WHEREAS, the Holder desires to fully exercise such 2020 Warrants in the amounts set forth on the applicable signature page hereto at the Amended Exercise Price. The shares of Common Stock underlying the 2020 Warrants are referred to herein as the “Warrant Shares”.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:
ARTICLE I
AMENDMENT AND EXERCISE OF 2020 Warrants
Section 1.1 Amendment of 2020 Warrants.
(a) On the date hereof, the reference to “$0.80 per share” in the defined term “Exercise Price” set forth in Section 2(b) of the 2020 Warrants shall be amended to equal $0.62 per share, provided that this Warrant is exercised in full on or prior to April 12, 2023, otherwise such Exercise Price shall be $0.80 per share (the “Amended Exercise Price”).
(b) All references to the 2020 Warrants used herein, after the execution of this Agreement, shall refer to the 2020 Warrants, as amended pursuant to clause (a) above. Except as expressly set forth in this Agreement, all terms of the 2020 Warrants are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and the Holder reserves all of its rights, remedies, powers and privileges.
Section 1.2 Exercise of Warrants. Subject to the conditions in Sections 2(a) and (d) of the 2020 Warrants and the terms hereof, by executing this Agreement, the Company and the Holder hereby agree that the Holder shall be deemed to have exercised the 2020 Warrants held by such Holder for the number of shares of Common Stock set forth on the signature page hereto for aggregate cash proceeds to the Company in the amount set forth on the Holder’s signature page hereto, pursuant to the terms of the 2020 Warrants, except that the exercise price thereunder shall be the Amended Exercise Price. The Holder shall deliver the aggregate cash exercise price for such 2020 Warrants to the bank account set forth on the Company’s signature page hereto within two Trading Days after the date hereof and the Company shall cause its transfer agent to deliver the Warrant Shares, without any restricted legend or other restrictions on transfer, to the Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system pursuant to the terms of the 2020 Warrants (as amended pursuant to this Agreement) and the DWAC instructions set forth on the Holder’s signature page hereto as if a notice of exercise (subject to reduction for the Beneficial Ownership Limitation (as defined below)) with respect thereto was delivered to the Company on the date hereof. The date of the closing of the initial exercise of the 2020 Warrants shall be referred to as the “Closing Date.” Notwithstanding anything herein to the contrary, in the event that the exercise of the 2020 Warrants would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) in Section 2(e) of the 2020 Warrants, the Company shall only issue such number of Warrant Shares to the Holder (as instructed in writing by Holder) that would not cause such Holder to exceed the maximum number of Shares permitted thereunder with the balance to be held in abeyance until the balance (or portion thereof) may be issued in compliance with such limitations. Holder shall provide a written notice of deemed exercise pursuant to the terms of the 2020 Warrants, as amended hereby, to the Company promptly when any additional Warrant Shares may be issued in compliance with the Beneficial Ownership Limitation (including, without limitation, with respect to the balance of the Warrant Shares when the Holder holds less than the Beneficial Ownership Limitation).

Section 1.3 Filing of Form 8-K. Prior to 9:30 am ET on April 13, 2023, the Company shall issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement as an exhibit (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, non-public information received from the Company, any of its Subsidiaries (as defined below) or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any then existing agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. As used herein, “Subsidiary” means any subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
Section 1.4 Filing of Prospectus Supplement. Contemporaneously with the filing of the 8-K Filing referenced in Section 1.3 above, the Company shall also file a prospectus supplement to the registration statement on Form S-3 (File No. 333-237988) (the “Registration Statement”) disclosing the Amended Exercise Price of the 2020 Warrants (the “Prospectus Supplement”).
Section 1.5 Mutual Release. Each party hereto on behalf of itself and its affiliates (collectively, the “Releasing Parties”) hereby unconditionally release and forever discharge the other party hereto, including, but not limited to, all of such other party’s present and former subsidiaries, affiliate companies, stockholders, officers, directors, employees, attorneys and agents, from any and all causes of action, demands, claims, contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, based upon or arising out of the 2020 Warrants being exercised hereunder. For the avoidance of doubt, this mutual release shall not release any Releasing Party of its obligations, if any, under this Agreement, in connection with the Warrant Shares or any other agreement by and between the Company and the Holder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:
(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith other than in connection with the filings required pursuant to Section 1.3 of this Agreement. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada.
(c) Registration Statement. The Warrant Shares are registered for issuance pursuant to the Registration Statement and the Company knows of no reasons why such registration statement (following the filing of the Prospectus Supplement) shall not remain available for the issuance of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for the issuance of the Warrant Shares underlying the 2020 Warrants until all Warrant Shares have been issued thereunder. The Company acknowledges and agrees that upon exercise of the 2020 Warrants, as amended hereby, the Warrant Shares shall take on the registered characteristics of the 2020 Warrants. If the Company is unable to keep the Registration Statement effective and available through such time despite its commercially reasonable efforts, either the Company or the Holder may, by delivering written notice to the other, terminate all remaining obligations under this Agreement. The Company hereby acknowledges and agrees that (i) despite the fact that the Company currently possesses the Confidential Information (as defined below) and the Holder and the general public do not, the Company would not be prohibited from issuing shares of its Common Stock to the general public pursuant to a registration statement as of the date hereof and (ii) the Holder will not be prohibited from selling any Warrant Shares to the general public while the Company is in possession of the Confidential Information.
(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).
(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. As of the date of this Agreement, all of the disclosure when furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company as of the date of this Agreement with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.
(f) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until July 12, 2023, that none of the terms offered to any other holder of warrants issued on or around the time of the 2020 Warrants (each “Other Warrants”) with respect to any amendment, modification or waiver of such Other Warrants (an “Other Warrant Agreement”), is or will be more favorable to such other holder than those of the Holder and this agreement, unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until July 12, 2023, the Company enters into an Other Warrant Agreement relating to such Other Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof (“Notice of Transaction”) and (ii) the terms and conditions of this agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and the obligation of the conditions (as the case may be) set forth in such Other Warrant Agreement (including, if applicable, the issuance of additional underlying shares of Common Stock), provided that upon written notice to the Company within five (5) days after receiving a Notice of Transaction, the Holder may provide written notice to the Company electing not to accept all of the benefits of any such amended and modified term and the related conditions, in which event the terms and conditions contained in this agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Agreement.”
(g) The Company acknowledges and agrees that the obligations of the Holder under this agreement are several and not joint with the obligations of any holder of Other Warrants (each, an “Other Holder”), including the Other Holders who are contemporaneously entering into similar agreements as the Holder (the “Other Warrant

Amendment and Exercise Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Amendment and Exercise Agreement. Nothing contained in this agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this agreement or any Other Warrant Amendment and Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.
Section 2.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.
(a) Organization; Due Authorization. The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Holder represents and warrants that (i) it is the legal and beneficial owner of the Warrants; (ii) the Warrants are free from any liens, pledges or other encumbrances; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (iv) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.
(b) Understandings or Arrangements. The Holder is acquiring the Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant Shares (this representation and warranty not limiting the Holder’s right to sell the Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Holder is acquiring the Warrant Shares hereunder in the ordinary course of its business.
(c) No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.
(d) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the 2020 Warrants and the merits and risks of investing in the Warrant Shares, the terms and conditions of the offering of the Warrant Shares and the merits and risks of investing in the Warrant Shares; (ii) access to information about the Company and its general affairs, business, prospects, management, assets, stockholders’ equity, results of operations or financial condition sufficient to enable it to evaluate its investment in the Warrant Shares; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither Truist Securities, Inc. (the “Advisor”) nor any affiliate of the Advisor has provided the Holder with any information or advice with respect to the Warrant Shares. Neither the Advisor nor any affiliate has made or makes any representation as to the Company or the quality of the securities issuable hereunder and the Advisor and any affiliate may have acquired non-public information with respect to the Company which the Holder agrees need not be provided to it. In connection with the issuance of the securities hereunder to the Holder, neither the Advisor nor any of its affiliates has acted as a financial advisor or fiduciary to the Holder. The Holder acknowledges and understands that (w) the Company may possess material non-public information regarding the Company not known to the Holder that may impact the value of the 2020 Warrants and the Warrant Shares, including, without limitation, (x) information known by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, and (y) other confidential information of the Company, and that the Company is unable to disclose such information to the Holder (collectively, the “Confidential Information”). The Holder understands, based on its experience, the disadvantage to which the Holder is subject due to the disparity of information between the Company and the

Holder. Notwithstanding such disparity, the Holder has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated herein.

(e) Holder Status. The Holder represents and warrants that at the time the Holder was offered the Warrant Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended.
(f) Knowledge. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.
ARTICLE III
MISCELLANEOUS
Section 3.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of the Holder set forth on Holders’ signature page.
Section 3.2 Successors. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other party hereto.
Section 3.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email (including .PDF transmission), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
Section 3.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
Section 3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the internal law of the State of Nevada.
Section 3.6 Entire Agreement. This Agreement and the 2020 Warrants, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
Section 3.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Capitalized terms not otherwise defined herein shall have the meanings set forth in the 2020 Warrants.
Section 3.8 Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment and Exercise Agreement as of the date first written above.
RING ENERGY, INC.:

By:
Name: Paul D. McKinney
Title: Chief Executive Officer and Chairman of the Board

HOLDER SIGNATURE PAGES TO
WARRANT AMENDMENT AND EXERCISE AGREEMENT
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of 2020 Warrants held:

Number of 2020 Warrants exercised:

Aggregate Exercise Price of Warrants Exercised:         $

Warrant Shares underlying 2020 Warrants exercised:
Instructions for Warrant Shares to be issued upon initial exercise of 2020 Warrants:

Broker Name & DTC Participant #:

Further Credit Acct #:

Contact phone number:

Method of Delivery: DWAC